UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 1, 2022

Century Aluminum Company

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34474	13-3070826
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive
Suite 1000
Chicago, Illinois	60606
(Address of Principal Executive Offices)	(Zip Code)

(312) 696-3101
(Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock, $0.01 par value per share	CENX	Nasdaq Stock Market LLC
(Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b– 2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 1, 2022, Century Aluminum Company (the “Company”) announced the hiring of Gerald “Jerry” Bialek as Executive Vice President and Chief Financial Officer of the Company. Mr. Bialek will join the Company on August 22, 2022 and will report directly to the Company’s Chief Executive Officer.

Mr. Bialek, 56, previously served as Chief Financial Officer for Cooper Tire & Rubber Company (“Cooper Tire”) from August 2020 until the completion of the acquisition of Cooper Tire by Goodyear Tire & Rubber Company in June 2021. Mr. Bialek also held a number of other positions at Cooper Tire from 2014 to 2020, including Vice President and Treasurer, Vice President of International Finance and Treasurer, Vice President of Finance and Strategy-Asia Pacific Region, Director of Investor Relations and Strategic Planning, and Director of Global Financial Planning and Analysis. Mr. Bialek holds an M.B.A. from Oakland University and a B.A. in Economics from University of Michigan.

In connection with Mr. Bialek’s appointment, the Company and Mr. Bialek have entered into an offer letter providing for the terms of his employment, including an initial annual base salary of $455,000 and participation in the Company’s Annual Incentive Plan with a 2022 target bonus opportunity equal to 65% of base salary, prorated from Mr. Bialek’s start date. Mr. Bialek will also be eligible to participate in the Company’s Long-Term Incentive Plan with a target award opportunity equal to 130% of base salary. Mr. Bialek will be eligible to receive future equity grants when such grants are made to other senior executives. Upon hire, Mr. Bialek will receive a one-time award of time-vesting performance share units valued at $71,239, vesting 100% on August 22, 2025. Mr. Bialek will relocate to Chicago, IL and, in connection with such relocation, will receive a relocation amount of $50,000 to cover temporary housing and incidental expenses along with other relocation assistance in accordance with our relocation and moving expenses policy.

Mr. Bialek will be eligible to participate in the Company’s other compensation programs on the same basis as other similarly situated executives, including the Company’s Executive Severance Plan. Pursuant to the Executive Severance Plan, in the event Mr. Bialek’s employment is terminated other than by the Company for cause or by Mr. Bialek other than for good reason, Mr. Bialek will be entitled to certain severance benefits similar to other Tier II participants in the plan.

The foregoing description of the offer letter is summary in nature, and is subject to, and qualified in its entirety by, the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure

On August 1, 2022, the Company issued a press release announcing Mr. Bialek’s hiring as Executive Vice President and Chief Financial Officer of the Company. A copy of the press release is furnished herewith as Exhibit 99.1.

The information provided pursuant to this Item 7.01, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Offer Letter dated as of July 27, 2022
99.1	Press Release dated August 1, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	August 1, 2022	CENTURY ALUMINUM COMPANY

		By:	/s/ John DeZee
		Name:	John DeZee
		Title:	Executive Vice President, General Counsel and Secretary